Exhibit 23.1





                         Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 333-57208 of CompleTel Europe N.V. on Form S-8 of our report dated September 12, 2002, appearing in this annual report on Form 10-K/A of CompleTel Europe N.V. for the year ended December 31, 2001.


Deloitte & Touche Accountants
Amstelveen, The Netherlands
September 12, 2002